CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Jupiter Global Holdings, Corp., pertaining to the registration of Employee Stock Incentive Plan for the Year 2005 No. 1, and Stock Compensation Plan For Consultants And Others for the Year 2005 No. 1, of our Auditors’ Report, dated August 12, 2005, with respect to the financial statements of Jupiter Global Holdings, Corp. included in the annual report on Form 10-KSB for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

Vancouver, Canada  “Morgan & Company”

November 1, 2005                                                                                                                                                             Chartered Accountants